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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 1998 with respect to the combined financial statements and schedule of the Medical Inter-Insurance Exchange and New Jersey State Medical Underwriters, Inc. included in the Registration Statement (Form S-1 No. 333- ) and related Prospectus of The MIIX Group, Incorporated for the registration of shares of its common stock.


                                                    /s/  Ernst & Young LLP

Hackensack, New Jersey
July 17, 1998